Exhibit 99.3

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

Salix Pharmaceuticals Previews Data Slated for Presentation at 62nd Annual Meeting of the American Association for the Study of Liver Diseases

RALEIGH, NC, November 4, 2011 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the 62nd Annual Meeting of the American Association for the Study of Liver Diseases (The Liver Meeting® 2011), being held in San Francisco, CA, November 4-8, 2011, should be an important venue for ongoing discussion of complications associated with chronic liver disease, including overt hepatic encephalopathy, or OHE. Posters and oral presentations presented at the meeting should provide insight regarding OHE’s burden on patients, caregivers and the healthcare system; the earlier identification and diagnosis of OHE; the growing recognition of the importance of aggressive management of OHE; and the use of XIFAXAN® (rifaximin) 550 mg for the reduction in risk of overt HE recurrence in patients 18 years of age and older.

“In the last decade, HE-related hospitalizations have more than doubled. Today, an estimated one-third to one-half of all hospitalizations in cirrhotic patients are partially or wholly attributable to hepatic encephalopathy,” stated Bill Forbes, Executive Vice President, Research and Development and Chief Development Officer, Salix, “Hepatic encephalopathy signifies a poor prognosis, with one-year and three-year mortality rates of 58 percent and 77 percent, respectively, after presentation of the first episode of acute HE. The 2010 introduction of XIFAXAN 550 mg, the first new therapy approved for overt HE in over 30 years, is providing physicians a much-needed therapy to manage their patients and to help patients break the cycle of relapse. Additionally, the availability of this tolerable and efficacious treatment for overt HE continues to challenge the HE research community and health care providers to more aggressively approach overt HE therapy with the intention of improving treatment success and long-term outcomes.”

In the clinical study of XIFAXAN 550 mg , the most common adverse reactions occurring in greater than eight percent of patients were edema peripheral (15 percent), nausea (14 percent), dizziness (13 percent), fatigue (12 percent), ascites (11 percent), muscle spasms (nine percent), pruritus (nine percent) and abdominal pain (nine percent).

Rifaximin-Related Presentations at AASLD

Advances for Practitioners: J. Vierling. “Rifaximin Treatment in Hepatic Encephalopathy”

Poster #1861: P. Tandon et al. “Predictors of Antimicrobial Resistance in Cirrhosis: the Contribution of Systemic versus Non-absorbed Antibiotics at a Tertiary Care Liver Transplant Center”

Poster #1882: T. Zuchelli et al. “Cirrhotics on Rifaximin have a Lower Incidence of Clostridium Difficile and Improved Outcomes”

Poster #1913: J. Bajaj et al. “Linkage of Gut Microbiome with Cognition and Inflammation in Hepatic Encephalopathy”

Poster #1917: M. Hassett et al. “MELD-based Comparison of Hospitalizations from Hepatic Encephalopathy in Patients with Advanced Liver Disease on Rifaximin and Lactulose Combination Therapy”

Poster #1932: P. Golden et al. “Steady-State Rifaximin Pharmacokinetics in Patients with Chronic Liver Disease and Hepatic Encephalopathy”

Hepatic Encephalopathy-Related Presentations at AASLD

Poster #1873: A. Maheshwari et al. “A Comparison of Driving Performance Among Cirrhotic Patients with or without Prior Hepatic Encephalopathy and Healthy Controls”

Poster #1910: F. Moscucci et al. “Cognitive Impairment in Cirrhotic Patients: Relationship Between Clinical Variables and Minimal Hepatic Encephalopathy (MHE)”

Poster #1911: L. Ridola et al. “Diagnostic Accuracy of Psychometric Testing for Minimal Hepatic Encephalopathy Detection in Cirrhotic Patients”

Poster #1876: W. Laleman et al. “Embolization of Spontaneous Portosystemic Shunts in Cirrhotic Patients with Refractory Hepatic Encephalopathy: A Single Center Prospective Exploratory Study”

Poster #1887: V. Ahluwalia et al. “Hepatic Encephalopathy after TIPS: Role of Specialized Brain MR Imaging and Cognitive Testing”

Poster #1906: M. De Rui et al. “Hepatic Encephalopathy: Difficulties Sleeping or Difficulties Staying Awake?”

Poster #1938: J. Ampuero et al. “Insulin Sensitizer Use was Associated with Lower Rate of Cirrhosis Outcomes: Hepatic Encephalopathy and Spontaneous Bacterial Peritonitis”

Poster #1899: C. Blanco et al. “L-orithing L-aspartate is as Effective as Nonabsorbable Disaccharides in the Management of Acute Hepatic Encephalopathy. Results of a Randomized, Double-blind, Double-dummy, Noninferiority Clinical Trial”

Poster #1886: M. Alvares-da-Silva et al. “Oral l-ornitine-l-aspartate (LOLA) in Cirrhotic Patients with Minimal Hepatic Encephalopathy (MHE): Final Results of a Randomized Double-blind, Placebo-controlled Trial (Porto Alegre Study)”

Poster #1868: G. Dam et al. “Reduced Cerebral Oxygen Consumption and Blood Flow in Patients with Cirrhosis and an Acute Episode of Overt Hepatic Encephalopathy (HE) is Due to the HE Condition as Such and Not the Cirrhosis Condition”

Poster #1905: R. Sugimoto et al. “Regional Reduction in Gray and White Matter Volume in Brains of Cirrhotic Patients Without Overt Hepatic Encephalopathy. A Voxel-based Analysis of MRI”

Poster #1935: P. Periyalwar et al. “Sarcopenia of Cirrhosis Results in More Severe and Frequent Episodes of Hepatic Encephalopathy”

Poster #1884: A. Agrawal et al. “Secondary Prophylaxis of Hepatic Encephalopathy in Cirrhosis: An Open label, Randomized Controlled Trial of Lactulose, Probiotics and No-Therapy”

Poster #1994: S. Nardelli et al. “Simplified Psychometric Hepatic Encephalopathy Score (SPHES) Predicts the Occurrence of Overt Hepatic Encephalopathy (HE) in Cirrhotic Patients”

Poster #1885: E. Halliday et al. “The Performance Validity of Breath Sample Analysis in the Diagnosis of Hepatic Encephalopathy in Patients with Cirrhosis”

Poster #1860: J. Bajaj et al. “The Stability of Minimal Hepatic Encephalopathy Diagnosis is Significantly Improved with the Addition of the Inhibitory Control Test to a Standard Psychometric Battery”

About Hepatic Encephalopathy

Hepatic encephalopathy (HE) is a disorder caused by chronic liver failure resulting in cognitive, psychiatric and motor impairments. The condition encompasses a wide spectrum of often reversible neuropsychiatric abnormalities caused by the inability of the liver to remove toxic products in the gut from most notably ammonia-producing bacteria. When toxins reach the central nervous system, this condition can result in symptoms ranging in severity from mild cerebral function deficits to coma. The disorder is characterized by disruption in sleep patterns, changes in personality and intellectual capacity, high blood ammonia levels, altered neuromuscular activity and electroencephalogram (EEG) abnormalities.

About XIFAXAN® (rifaximin) 550 mg tablets

Important Safety Information

XIFAXAN 550 mg is indicated for reduction in risk of overt hepatic encephalopathy (HE) recurrence in patients ≥ 18 years of age. In the trials of XIFAXAN for HE, 91 percent of the patients were using lactulose concomitantly. XIFAXAN has not been studied in patients with MELD scores greater than 25, and only 8.6 percent of patients in the controlled trial had MELD scores over 19. There is increased systemic exposure in patients with more severe hepatic dysfunction. Therefore, caution should be exercised when administering XIFAXAN to patients with severe hepatic impairment (Child-Pugh C).

XIFAXAN is contraindicated in patients with a hypersensitivity to rifaximin, any of the rifamycin antimicrobial agents, or any of the components in XIFAXAN. Hypersensitivity reactions have included exfoliative dermatitis, angioneurotic edema and anaphylaxis.

Clostridium difficile-associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including XIFAXAN and may range in severity from mild diarrhea to fatal colitis. Treatment with antibacterial agents alters the normal flora of the colon which may lead to overgrowth of C. difficile. If CDAD is suspected or confirmed, ongoing antibiotic use not directed against C. difficile may need to be discontinued.

The most common adverse reactions occurring in greater than eight percent of patients in the clinical study were edema peripheral (15 percent), nausea (14 percent), dizziness (13 percent),

fatigue (12 percent), ascites (11 percent), muscle spasms (nine percent), pruritus (nine percent) and abdominal pain (nine percent).

About XIFAXAN® (rifaximin) 200 mg tablets

Rifaximin is a gut-selective antibiotic with negligible systemic absorption and broad-spectrum activity in vitro against both Gram-positive and Gram-negative pathogens. Rifaximin has a similar tolerability profile to that of placebo.

Rifaximin tablets 200 mg, which Salix markets in the U.S. under the trade name XIFAXAN® (rifaximin) tablets 200 mg, currently is approved for the treatment of patients, 12 years of age or older, with travelers’ diarrhea (TD) caused by non–invasive strains of Escherichia coli. XIFAXAN should not be used in patients with diarrhea complicated by fever or blood in the stool or diarrhea due to pathogens other than Escherichia coli. XIFAXAN should be discontinued if diarrhea symptoms get worse or persist more than 24–48 hours, and alternative antibiotic therapy should be considered. In clinical trials, XIFAXAN was generally well-tolerated. The most common side effects (versus placebo) were flatulence 11.3 percent (versus 19.7 percent), headache 9.7 percent (versus 9.2 percent), abdominal pain 7.2 percent (versus 10.1 percent) and rectal tenesmus 7.2 percent (versus 8.8 percent).

Rifaximin has been used in Italy for 24 years and is approved in 33 countries. Salix acquired rights to market rifaximin in North America from Alfa Wassermann S.p.A. in Bologna, Italy. Alfa Wassermann markets rifaximin in Italy under the trade name Normix®.

About Salix Pharmaceuticals

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, NC, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete with any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix also markets RELISTOR® (methylnaltrexone bromide) Subcutaneous Injection, MOVIPREP® (PEG 3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for oral solution), OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO™ (mesalamine) extended-release capsules 0.375 g., METOZOLV® ODT (metoclopramide HCl), PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® Azathioprine Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Crofelemer, budesonide foam and rifaximin for additional indications are under development.

For full prescribing information and important safety information on Salix products, including BOXED WARNINGS for VISICOL, OSMOPREP and METOZOLV ODT, please visit www.salix.com where the Company promptly posts press releases, SEC filings and other important information, or contact the Company at 919-862-1000.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Information on our Website is not incorporated into our SEC filings.

Please Note: The materials provided herein contain projections and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the unpredictable nature of the duration and results of regulatory review of new drug applications; market acceptance for approved products; generic and other competition; the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; our need to return to profitability; and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.